Digirad Corporation Reports 2012 Second Quarter and Six-Month Financial Results

Positive Trends in Service Revenue and Margins Continue; Share Buyback Accelerates in Q2

POWAY, CA -- (Marketwire - July 26, 2012) - Digirad Corporation (NASDAQ: DRAD) today reported 2012 second quarter revenue of $12.7 million, 2012 six-month revenue of $25.7 million and an ending cash and available-for-sale securities balance of $28.5 million. The net use of cash in the second quarter included $0.5 million for the repurchase of Digirad common stock under the corporate share buyback program, at June 30, 2012.

Digirad CEO Todd Clyde commented, "Progress and growth in the services side of the business for Digirad Imaging Solutions (DIS) continued during the second quarter as that group generated positive cash flow and continued its sequential revenue growth. Demand for our cameras remained stable and the sales funnel continues to be active though sequential revenues in the Product side of the business were down. On the services side, new physician groups are signing up for DIS days as reimbursement has stabilized and the positive clinical and economic drivers continue to motivate existing and new customers to add days of service and to get better utilization of the days they have under contract."

Clyde continued, "Our commercial activities and R&D efforts continue as we explore new ways to drive growth in our Product business -- both in the clinic and hospital settings. In addition, our newly completed Board restructuring has the organization more focused on delivering value to shareholders. To reiterate our goals for 2012, we expect to generate positive cash flow from our DIS business and are focused on increasing sales of both our cardiac and ergo cameras. Management and the Board's newly formed Strategic Advisory Committee continue to explore various strategic options, including examining where our core solid state camera technologies can be applied with greater success in the marketplace."

Second Quarter 2012 Summary

  Total revenue for the second quarter of 2012 was $12.7 million, compared to $14.2 million for the same period in the prior year and down from $13.0 million in the first quarter of 2012. DIS-only revenue for the second quarter of 2012 was $9.4 million, compared to $10.0 million for the same period of the prior year and $9.3 million in the prior sequential quarter. Product revenue for the second quarter of 2012 was $3.3 million, compared to $4.3 million for the same period of the prior year and $3.7 million in the prior quarter.

  Gross profit for the second quarter of 2012 was $3.7 million, or 29.0 percent of revenue, compared to $4.0 million, or 28.0 percent of revenue, in the same period of the prior year and $3.7 million, or 28.3 percent of revenue in the prior quarter.

  Net loss for the second quarter of 2012 was $0.9 million, or $0.05 loss per share, compared to a net loss of $0.2 million, or $0.01 loss per share, in the same period of the prior year and a net loss of $1.3 million, or $0.07 loss per share, in the prior quarter. During the quarter, the Company posted approximately $0.2 million in legal and administrative expenses associated with certain shareholder negotiations that are now complete.

  Cash and cash equivalents and available-for-sale securities totaled $28.5 million, or $1.49 per share, as of June 30, 2012. Cash and cash equivalents and available-for-sale securities totaled $30.4 million, or $1.61 per share, as of December 31, 2011. Cash collections accelerated in the second quarter as anticipated. Those collections were offset by the use of $0.5 million of cash used to purchase 211,177 shares of Digirad Common Stock under the Company's stock repurchase program.

  During the second quarter of 2012, DIS asset utilization was 55 percent on 128 systems (nuclear and ultrasound), compared to 58 percent on 133 systems (nuclear and ultrasound) in the prior year second quarter and 56 percent on 128 systems (nuclear and ultrasound) in the prior quarter.

Year-to-Date Financial Highlights:

  Total revenue for the first six months of 2012 was $25.7 million, compared to $28.4 million for the prior year period. DIS revenue for the first six months of 2012 was $18.7 million, compared to $19.5 million for the prior year period, and Product revenue for the first six months of 2012 was $7.0 million compared to $8.9 million for the prior year period.

  Gross profit for the first six months of 2012 was $7.4 million, or 28.6 percent of revenue, compared to $7.5 million, or 26.4 percent of revenue, for the prior year period.

  Net loss for the first six months of 2012 was $2.2 million, or $0.11 loss per share, compared to net loss of $0.6 million, or $0.03 loss per share, for the prior year period.

  During the first six months of 2012, DIS asset utilization was 55 percent on 128 systems (nuclear and ultrasound), compared to 58 percent on 132 systems (nuclear and ultrasound) in the prior year period.

  In total, the Company has used $0.6 million to purchase Digirad Common Stock under the Company's stock repurchase program in the first six months of the year.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-1427 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products. Digirad also provides the ability for its physician customers to lease its qualified personnel, imaging systems and related items required to perform nuclear imaging in their own offices. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in 2012. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

                            Digirad Corporation
               Consolidated Statements of Comprehensive Loss
              (Unaudited in thousands, except per share data)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2012      2011      2012      2011
                                     --------  --------  --------  --------
Revenues:
  DIS                                $  9,377  $  9,950  $ 18,666  $ 19,546
  Product                               3,333     4,299     7,014     8,878
                                     --------  --------  --------  --------
    Total revenues                     12,710    14,249    25,680    28,424
Cost of revenues:
  DIS                                   6,908     7,772    13,885    15,534
  Product                               2,121     2,483     4,442     5,376
                                     --------  --------  --------  --------
    Total cost of revenues              9,029    10,255    18,327    20,910
                                     --------  --------  --------  --------

Gross profit                            3,681     3,994     7,353     7,514
Operating expenses:
  Research and development              1,047       714     1,943     1,422
  Marketing and sales                   1,671     1,617     3,387     3,041
  General and administrative            1,811     1,866     4,075     3,970
  Amortization of intangible assets        58        83       136       176
  Restructuring gain                       --        --        --      (164)
                                     --------  --------  --------  --------
    Total operating expenses            4,587     4,280     9,541     8,445
                                     --------  --------  --------  --------
Loss from operations                     (906)     (286)   (2,188)     (931)
Other income (expense):
  Interest income                          28        72        54       280
  Interest expense                         (1)       (7)       (1)      (20)
  Other (expense) income                  (12)       (7)      (24)       57
                                     --------  --------  --------  --------
    Total other income                     15        58        29       317
                                     --------  --------  --------  --------
Net loss                             $   (891) $   (228) $ (2,159) $   (614)
                                     ========  ========  ========  ========

Net loss per common share - basic
 and diluted                         $  (0.05) $  (0.01) $  (0.11) $  (0.03)
                                     ========  ========  ========  ========
Weighted average shares outstanding
 - basic and diluted                   19,315    18,988    19,278    18,963
                                     ========  ========  ========  ========

Other comprehensive loss:
  Unrealized loss on marketable
   securities                             (42)      (30)      (39)     (200)
                                     --------  --------  --------  --------
Total other comprehensive loss            (42)      (30)      (39)     (200)
                                     --------  --------  --------  --------
Comprehensive loss                   $   (933) $   (258) $ (2,198) $   (814)
                                     ========  ========  ========  ========

Stock-based compensation expense is
 included in the above as follows:

  Cost of DIS revenue                $      2  $      4  $      4  $      8
  Cost of Product revenue                  20        24        42        53
  Research and development                 19        20        39        43
  Marketing and sales                      37        29        65        65
  General and administrative               60       119       177       254
                                     --------  --------  --------  --------
Total stock-based compensation
 expense                             $    138  $    196  $    327  $    423
                                     ========  ========  ========  ========

                            Digirad Corporation
                        Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                                   June 30,    December 31,
                                                     2012          2011
                                                 ------------  ------------
                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                      $     19,043  $     24,039
  Securities available-for-sale                         9,490         6,413
  Accounts receivable, net                              6,883         6,320
  Inventories, net                                      6,247         6,178
  Other current assets                                    778           855
  Restricted cash                                         194           194
                                                 ------------  ------------

Total current assets                                   42,635        43,999
Property and equipment, net                             5,031         5,367
Intangible assets, net                                    341           477
Goodwill                                                  184           184
                                                 ------------  ------------

  Total assets                                   $     48,191  $     50,027
                                                 ============  ============

Liabilities and stockholders' equity
Accounts payable                                 $      1,927  $      1,330
Accrued compensation                                    2,307         2,291
Accrued warranty                                          281           297
Deferred revenue                                        1,916         2,099
Other accrued liabilities                               2,373         2,397
                                                 ------------  ------------

  Total current liabilities                             8,804         8,414
Deferred rent                                             113           126
                                                 ------------  ------------
  Total liabilities                                     8,917         8,540
                                                 ------------  ------------

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 19,159,003 and 18,901,160
 shares issued and outstanding (net of treasury
 shares) at June 30, 2012 and December 31, 2011,
 respectively                                               2             2
Treasury stock, at cost; 854,882 shares and
 582,825 shares at June 30, 2012 and December
 31, 2011, respectively                                (1,655)       (1,058)
Additional paid-in capital                            156,286       155,704
Accumulated other comprehensive (loss) income              (6)           33
Accumulated deficit                                  (115,353)     (113,194)
                                                 ------------  ------------

  Total stockholders' equity                           39,274        41,487
                                                 ------------  ------------

  Total liabilities and stockholders' equity     $     48,191  $     50,027
                                                 ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Todd Clyde
CEO
858-726-1600
ir@digirad.com